As filed with the Securities and Exchange Commission on August 7, 2020

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Freeline Therapeutics Holdings plc

(Exact name of registrant as specified in its charter)

England and Wales	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Stevenage Bioscience Catalyst Gunnels Wood Road Stevenage, Hertfordshire SG1 2FX United Kingdom +44 (0)1438 906870 (Address of Principal Executive Offices)
Freeline Therapeutics Holdings plc 2020 Equity Incentive Plan Freeline Therapeutics Holdings plc 2020 Employee Share Purchase Plan (Full title of the plans)
Freeline Therapeutics Inc. c/o Corporation Service Company Corporation Trust Center 1209 Orange Street Wilmington, DE 19808 (Name and Address of Agent For Service) (302) 636-5401
(Telephone number, Including Area Code, of Agent For Service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Richard D. Truesdell, Jr. Marcel R. Fausten Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)	Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(5)
Ordinary shares, nominal value £0.00001 each, to be issued pursuant to awards granted under the Freeline Therapeutics Holdings plc 2020 Equity Incentive Plan	2,322,037	$18.00(3)	$41,796,666	$5,425.21
Ordinary shares, nominal value £0.00001 each, to be issued pursuant to share options granted under the Freeline Therapeutics Holdings plc 2020 Equity Incentive Plan	1,152,432	$18.00(4)	$20,743,776	$2,692.54
Ordinary shares, nominal value £0.00001 each, to be issued pursuant to awards granted under the Freeline Therapeutics Holdings plc 2020 Employee Share Purchase Plan	347,447	$18.00(3)	$6,254,046	$811.78

(1)	The ordinary shares of Freeline Therapeutics Holdings plc (the “Registrant”), nominal value £0.00001 each (“Ordinary Shares”), being registered hereby may be represented in the form of the Registrant’s American Depositary Shares (“ADSs”), evidenced by American Depositary Receipts (“ADRs”), with each ADS representing one Ordinary Share.

(2)	This Registration Statement on Form S-8 (this “Registration Statement”) covers Ordinary Shares of the Registrant issuable pursuant to the Freeline Therapeutics Holdings plc 2020 Equity Incentive Plan, (the “Omnibus Plan”) and the Freeline Therapeutics Holdings plc 2020 Employee Share Purchase Plan (the “ESPP”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional Ordinary Shares that become issuable under the ESPP and the Omnibus Plan by reason of any share dividend, share split or other similar transaction.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act. The Proposed Maximum Offering Price Per Share is based on the initial public offering price per share of the Registrant’s Ordinary Shares in its proposed initial public offering.

(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act on the basis of the exercise price of outstanding options to purchase Ordinary Shares.

(5)	Rounded up to the nearest penny.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a) The Registrant’s Registration Statement on Form F-1, Amendment No. 1, filed with the Commission on August 3, 2020 (Registration No. 333-239938), as amended, which contains the balance sheet of Freeline Therapeutics Holdings plc as of April 3, 2020 (date of inception) and the consolidated financial statements of Freeline Therapeutics Limited as of and for the years ended December 31, 2018 and 2019, included in the prospectus.

(b) The Registrant’s prospectus to be filed with the Commission pursuant to Rule 424(b) under the Securities Act, relating to the Registrant’s Registration Statement on Form F-1, as amended (Registration No. 333-239938).

(c) The description of the Registrant’s share capital which is contained in the Registrant’s Registration Statement Form 8-A (Registration No. 001-39431), dated August 5, 2020, including any amendments or supplements thereto.

(d) The description of the Registrant’s American Depositary Shares evidenced by American Depositary Receipts, each representing one Ordinary Share, and Ordinary Shares contained in the Registrant’s Registration Statement on Form F-6 filed with the Commission on August 5, 2020, including any amendment thereto or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, including any Reports of Foreign Private Issuers on Form 6-K submitted during such period (or portion thereof) that is identified in such form as being incorporated by reference into this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. The Registrant is not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Subject to the Companies Act 2006, members of the Registrant’s board of directors and its officers (excluding auditors) have the benefit of the following indemnification provisions in the Registrant’s articles of association:

Current and former members of the Registrant’s board of directors or officers shall be reimbursed for:

(i)	all costs, charges, losses, expenses and liabilities sustained or incurred in relation to his or her actual or purported execution of his or her duties in relation to the registrant, including any liability incurred in defending any criminal or civil proceedings; and

(ii)	expenses incurred or to be incurred in defending any criminal or civil proceedings, in an investigation by a regulatory authority or against a proposed action to be taken by a regulatory authority, or in connection with any application for relief under the statutes of the United Kingdom and any other statutes that concern and affect the registrant as a company, or collectively the “Statutes”, arising in relation to the registrant or an associated company, by virtue of the actual or purposed execution of the duties of his or her office or the exercise of his or her powers.

In the case of current or former members of the registrant’s board of directors, there shall be no entitlement to reimbursement as referred to above for (i) any liability incurred to the registrant or any associated company, (ii) the payment of a fine imposed in any criminal proceeding or a penalty imposed by a regulatory authority for non-compliance with any requirement of a regulatory nature, (iii) the defense of any criminal proceeding if the member of the registrant’s board of directors is convicted, (iv) the defense of any civil proceeding brought by the registrant or an associated company in which judgment is given against the director, and (v) any application for relief under the Statutes in which the court refuses to grant relief to the director.

In addition, members of the registrant’s board of directors and its officers who have received payment from the registrant under these indemnification provisions must repay the amount they received in accordance with the Statutes or in any other circumstances that the registrant may prescribe or where the registrant has reserved the right to require repayment.

The underwriting agreement the registrant will enter into in connection with the offering of Ordinary Shares being registered hereby provides that the underwriters will indemnify, under certain conditions, the Registrant’s board of directors and its officers against certain liabilities arising in connection with this offering.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number
4.1	Form of Articles of Association of Freeline Therapeutics Holdings plc (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-1, Amendment No. 1, filed on August 3, 2020)
4.2	Form of Deposit Agreement (incorporated herein by reference to Exhibit (a) to the Registrant’s Registration Statement on Form F-6, Amendment No. 1, filed on August 5, 2020)
4.3	Form of American Depositary Receipt (incorporated herein by reference to Exhibit (a) to the Registrant’s Registration Statement on Form F-6, Amendment No. 1, filed on August 5, 2020)

5.1	Opinion of Davis Polk & Wardwell London LLP, counsel of Freeline Therapeutics Holdings plc, as to the validity of the Ordinary Shares (filed herewith)
23.1	Consent of Deloitte LLP, independent registered public accounting firm – Freeline Therapeutics Holdings plc (formerly Freeline Therapeutics Holdings Limited) (filed herewith)
23.2	Consent of Deloitte LLP, independent registered public accounting firm – Freeline Therapeutics Limited (filed herewith)
23.3	Consent of Davis Polk & Wardwell London LLP, counsel of Freeline Therapeutics Holdings plc (included in Exhibit 5.1)
24	Powers of Attorney (included in the signature pages hereto)
99.1	Freeline Therapeutics Holdings plc 2020 Omnibus Incentive Plan (filed herewith)
99.2	Freeline Therapeutics Holdings plc 2020 Employee Share Purchase Plan (filed herewith)

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the ESPP and the Omnibus Plan not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on August 7, 2020.

Freeline Therapeutics Holdings plc

By:	/s/ Theresa Heggie
	Name:	Theresa Heggie
	Title:	Chief Executive Officer

By:	/s/ Brian Silver
	Name:	Brian Silver
	Title:	Chief Financial Officer

POWER OF ATTORNEY

 KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Theresa Heggie, Ben Warriner and Brian Silver and each of them, individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the Securities Act, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Theresa Heggie	Chief Executive Officer and Director	August 7, 2020
Theresa Heggie	(principal executive officer)

/s/ Brian Silver	Chief Financial Officer	August 7, 2020
Brian Silver	(principal financial and principal accounting officer)

/s/ Chris Hollowood		August 7, 2020
Chris Hollowood, Ph.D.	Chairman of the Board of Directors

/s/ Amit Nathwani		August 7, 2020
Amit Nathwani	Director

/s/ Martin Andrews		August 7, 2020
Martin Andrews	Director

/s/ Jeffrey Chodakewitz		August 7, 2020
Jeffrey Chodakewitz	Director

/s/ Julia P. Gregory		August 7, 2020
Julia P. Gregory	Director

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Freeline Therapeutics Holdings plc has signed this registration statement on

August 7, 2020.

FREELINE THERAPEUTICS, INC.

By:	/s/ Brian Silver
	Name:	Brian Silver
	Title:	Chief Financial Officer